Exhibit 10.28

First Amendment
To
Employment Agreement

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”), dated as of December 5, 2017, is made and entered into by and between Peoples Security Bank and Trust Company, a Pennsylvania state chartered bank (the “Bank”), Peoples Financial Services Corp., a Pennsylvania corporation (“Parent”), and Timothy H. Kirtley (the “Executive”).

Recitals

WHEREAS, the Bank and the Executive are parties to that certain Employment Agreement, dated as of September 30, 2016 (the “Original Agreement” and, as amended, changed and modified hereby, the “Agreement”), which sets forth the terms and conditions of the Executive’s employment by the Bank;

WHEREAS, pursuant to Section 5.9 of the Original Agreement, the Agreement may be changed or modified by an agreement in writing signed by the Executive, the Bank and the Parent; and

WHEREAS, the Executive, the Bank and the Parent desire to execute and deliver this Amendment to confirm their written agreement to change and modify the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.Definitions.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement.

2.Amendment of Section 2.14.  Section 2.14 of the Agreement is hereby amended by deleting the existing Section 2.14 set forth in the Original Agreement in its entirety and inserting in lieu thereof the following new Section 2.14:

“Restricted Period” means the period commencing on the Date of Termination and ending either (i) on date that is twenty-four (24) months after the Date of Termination, in the event of a Change in Control Termination, or (ii) on date that is twelve (12) months after the Date of Termination, in any other event.

3.Amendment of Section 3.6(b)(ii).  Section 3.6(b)(ii) of the Agreement is hereby amended by deleting the existing Section 3.6(b)(ii) set forth in the Original Agreement in its entirety and inserting in lieu thereof the following new Section 3.6(b)(ii):

Cash severance payments equal to one-twelfth (1/12) of Executive’s Base Salary as of the Date of such Termination, and one-twelfth of Executive’s average annual bonus in the three fiscal years ending before the Date of such Termination, payable for a period of 24 months, and payments equal to Executive’s COBRA continuation monthly premiums for a period of 18 months from and after the Date of Termination, all payable in accordance with the Bank’s payroll practices.

4.Amendment of Section 3.6(i)(i).  Section 3.6(i)(i) of the Agreement is hereby amended by deleting the existing Section 3.6(i)(i) set forth in the Original Agreement in its entirety and inserting in lieu thereof the following new Section 3.6(i)(i):

Breach of Restrictive Covenants.  If the Executive breaches, in any respect, any of the covenants to be performed by the Executive pursuant to Article IV below (regarding non-competition, non-solicitation, confidentiality, or non-disparagement), whether during the Term or the Restricted Period, then the Executive shall repay or return to the Bank the entire amount of any incentive-based compensation received by the Executive during the 24-month period preceding such breach.

5.No Other Amendments.  Except as expressly amended hereby, the provisions of the Original Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

6.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws rules of any state.  Any legal proceeding arising out of or relating to this Amendment will be instituted in a state or federal court in the Commonwealth of Pennsylvania, and each of the Executive, the Bank and the Parent hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

7.Counterparts and Facsimiles.  This Amendment may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PEOPLES SECURITY BANK AND TRUST COMPANY

By:	/s/ Craig W. Best	12/11/2017
Name:	Craig W. Best	Date
Title:	President & CEO

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Craig W. Best	12/11/2017
Name:	Craig W. Best	Date
Title:	President & CEO

EXECUTIVE

	/s/ Timothy H. Kirtley	12/8/17
	Timothy H. Kirtley	Date